EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scrap China Corporation and subsidiaries, (the “Company”) on 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Richard Ivanovick Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 16, 2009	/s/ Richard R Ivanovick
Richard R Ivanovick, CA
Chief Financial Officer